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                                                                    EXHIBIT 16.1

December 16,1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read the Change in Independent Accountants section of Form S-1 of Encoding.com Inc. and are in agreement with the statements contained in paragraph 2 therein. We have no basis to agree or disagree with other statements of the registrant contained in the document.


                                               /s/ Ernst & Young LLP